SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 July 5, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                       11-2408943
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)


767 Fifth Avenue, New York, New York                              10153
(Address of principal executive offices)                        (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01  Regulation FD Disclosure

           On July 5, 2005, The Estee Lauder Companies Inc. issued a press release announcing that it plans to repatriate approximately $690 million of foreign earnings in fiscal year 2006, which includes $500 million of extraordinary intercompany dividends under the provisions of the American Jobs Creation Act of 2004 (AJCA). This action will result in an aggregate tax charge of approximately $35 million in the Company's fiscal year ended June 30, 2005, which includes an incremental tax charge of approximately $28 million, or $.12 per diluted share. The repatriated funds will be reinvested in the U.S. under a domestic reinvestment plan in accordance with the provisions of the AJCA. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.



Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies to Repatriate Foreign Earnings








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     THE ESTEE LAUDER COMPANIES INC.

Date: July 6, 2005                   By: /s/ Richard W. Kunes
                                         --------------------------------------
                                         Richard W. Kunes
                                         Executive Vice President and
                                         Chief Financial Officer




























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
                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies to Repatriate Foreign Earnings


























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